Exhibit 23.1

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 * FAX: (248) 479-0578
www.ronscpa.com
____________________________________________

June 18, 2007

To the Board of Directors of
SupportSave Solutions, Inc.
Troy, MI

To Whom It May Concern:

Consent of Accountant

Ronald N. Silberstein, C.P.A., P.L.L.C., hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by SupportSave Solutions, Inc. of our report dated June 14, 2007, relating to the financial statements of SupportSave Solutions, Inc., a Nevada Corporation, for the period ending May 31, 2007.

Sincerely,

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
Ronald N. Silverstein, C.P.A., P.L.L.C.